EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51603, 333-27437 and 333-63659) of RadioShack Corporation of our report dated September 16, 2002 relating to the financial statements of the RadioShack 401(k) Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP Fort Worth, TX September 24, 2002